            As filed with the Securities and Exchange Commission on
                                 July 10, 1996


                                                 Registration No. 333-__________


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
                           REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933

                        NEXSTAR PHARMACEUTICALS, INC.
              --------------------------------------------------
              (Exact name of issuer as specified in its charter)


   DELAWARE                                            84-1173453
- ---------------------------------                  ----------------------
(State or other jurisdiction                       (I.R.S. Employer
of incorporation or organization)                  Identification Number)


2860 Wilderness Place
Boulder, CO                                                   80301
- ---------------------------------                           ----------
(Address of principal executive offices)                    (zip code)


            NEXSTAR PHARMACEUTICALS, INC. 1995 DIRECTOR OPTION PLAN
            -------------------------------------------------------
                            (Full title of the plan)


                             PATRICK J. MAHAFFY
                           Chief Executive Officer
                        NeXstar Pharmaceuticals, Inc.
                            2860 Wilderness Place
                             Boulder, CO  80301
                               (303) 444-5893
                             ------------------
        (Name and address, including zip code, of agent for service)
        (Telephone number, including area code, of agent for service)


                             ------------------

                                  COPY TO:
                            Peter H. Jakes, Esq.
                          Willkie Farr & Gallagher
                             One Citicorp Center
                            153 East 53rd Street
                             New York, NY 10022
                               (212) 821-8000

                       CALCULATION OF REGISTRATION FEE

- ------------------------------------------------------------------------------------------------------
                                             Proposed
Title of                                     maximum                                      Amount
securities            Amount                 offering               Proposed maximum      of
to be                 to be                  price per              aggregate offering    registration
registered            registered(1)          share (2)              price (2)             fee
- ------------------------------------------------------------------------------------------------------
Common Stock,
$0.01 par
value per
share                 500,000(3)             $20.625                10,312,500            $3,557

- --------------------------------
(1) This Registration Statement covers the 500,000 shares of Common Stock, $0.01 par value per share, of NeXstar Pharmaceuticals, Inc., a Delaware corporation ("NeXstar" or the "Registrant"), authorized to be issued under the NeXstar Pharmaceuticals, Inc. 1995 Director Option Plan.

(2) Reflects the average of the high and low prices of NeXstar Common Stock on July 8, 1996 on the Nasdaq National Market pursuant to Rule 457(h) and (c) under the Securities Act of 1933, as amended (the "Securities Act").

(3)    Represents shares which have not yet been issued.

                                   PART I

                          INFORMATION NOT REQUIRED
                        IN THE REGISTRATION STATEMENT

                                   PART II

                         INFORMATION REQUIRED IN THE
                           REGISTRATION STATEMENT

Item 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents, filed with the Securities and Exchange Commission (the "Commission") by NeXstar, a Delaware corporation, are incorporated herein by reference:

             (a) The Registrant's annual report on Form 10-K for the fiscal year ended December 31, 1995, filed pursuant to the Securities Exchange Act of 1934 (the "Exchange Act").

             (b) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Form 10-K referred to in (a) above, including, without limitation, the reports referred to in items (c) and (d) below.

             (c) The Registrant's quarterly report on Form 10-Q for the quarter ended March 31, 1996, filed pursuant to the Exchange Act.

             (d) The Registrant's current reports on Form 8-K, filed with the Commission on April 10, 1996, June 21,
         1996, and July 8, 1996, respectively.

             (e) The description of NeXstar's common stock, $0.01 par value per share (the "Common Stock"), which is contained in NeXagen's Registration Statement filed under the Exchange Act, on Form 8-A (File No. 0-23012) on December 6, 1993, as amended on Form 8-A/A filed on January 25, 1994.

         In addition, all documents filed by NeXstar with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all the securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated herein by reference and to be a part hereof from the date of the filing of such documents with the Commission. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

Item 4.  DESCRIPTION OF SECURITIES

         Inapplicable.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Certain legal matters with respect to the shares of Common Stock registered hereunder will be passed upon for the Registrant by Willkie Farr & Gallagher, New York, New York. A member of the firm of Willkie Farr & Gallagher owns 2,440 shares of the Registrant's Common Stock.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Registrant's By-Laws require the Registrant to indemnify any and all of its directors or officers, or directors or officers who serve at the request of the corporation as a director or officer of another corporation, to the full extent permitted by the Delaware General Corporation Law (the "DGCL").

         The Registrant's Second Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") also provides that:

         The Registrant shall indemnify to the fullest extent permitted under and in accordance with the laws of the State of Delaware any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was a director, officer, employee or agent of the Registrant, or is or was serving at the request of the Registrant as a director, officer, trustee, employee or agent of or in any other capacity with another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         Expenses incurred in defending a civil or criminal action, suit or proceeding shall (in the case of any action, suit or proceeding against a director of the Registrant) or may (in the case of any action, suit or proceeding against an officer, trustee, employee or agent) be paid by the Registrant in advance of the final disposition of such action, suit or proceeding as authorized by the Registrant's Board of Directors upon receipt of an undertaking by or on behalf of the indemnified person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Registrant as authorized in the Registrant's Certificate of Incorporation.

         The indemnification and other rights set forth in the Certificate of Incorporation shall not be exclusive of any provisions with respect thereto in the By-Laws or any other contract or agreement between the Registrant and any officer, director, employee or agent of the Registrant.

         Neither the amendment nor repeal of the provisions (described above) in the Certificate of Incorporation regarding indemnification, nor the adoption of any provision of the Certificate of Incorporation inconsistent with such provisions, shall eliminate or reduce the effect of such provisions, in respect of any matter occurring prior to such amendment, repeal or adoption of an inconsistent provision or in respect of any cause of action, suit or claim relating to any such matter which would have given rise to a right of indemnification or right to receive expenses pursuant to such provisions, if such provision had not been so amended or repealed or if a provision inconsistent therewith had not been so adopted.

         No director shall be personally liable to the Registrant or any stockholder for monetary damages for breach of fiduciary duty as a director, except for any matter in respect of which such director (A) shall be liable under Section 174 of the DGCL or any amendment thereto or successor provision thereto, or (B) shall be liable by reason that, in addition to any and all other requirements for liability he:

           (i) shall have breached his duty of loyalty to the Registrant or its stockholders;

           (ii) shall not have acted in good faith or, in failing to act, shall not have acted in good faith;

           (iii) shall have acted in a manner involving intentional misconduct or a knowing violation of law or, in failing to act, shall have acted in a manner involving intentional misconduct or a knowing violation of law; or

           (iv)     shall have derived an improper personal benefit.

         If the DGCL is amended after the date upon which a document is filed in the State of Delaware to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Registrant shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

         Section 145 of the DGCL empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer or director acted in good faith and in a manner reasonably believed to be in or not opposed to the corporation's best interests, and, for criminal proceedings, had no reasonable cause to believe his conduct was illegal. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation in the performance of his duty. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Inapplicable.

Item 8.  EXHIBITS

Exhibit No.
- -----------

4.1 Second Amended and Restated Certificate of Incorporation of the Registrant (Previously filed as an exhibit to the Registrant's Registration Statement on Form S-3 (File No. 333-04653), declared effective by the Commission on June 19, 1996, and incorporated herein by reference.)

4.2 Form of Common Stock Certificate of the Registrant (Previously filed as an exhibit to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1994, and incorporated herein by reference.)

5.1 Opinion of Willkie Farr & Gallagher, counsel to NeXstar, as to the legality of the shares being registered.

23.1     Consent of Ernst & Young LLP.

23.2     Consent of Willkie Farr & Gallagher (contained in exhibit 5.1).

24.1     Power of Attorney (reference is made to the signature page).

99.1 Registrant's 1995 Director Option Plan (Previously filed as an exhibit to the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1995, and incorporated herein by reference.)

Item 9.  UNDERTAKINGS

         1.  NeXstar hereby undertakes:

         (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

              (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

              (iii)to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by NeXstar pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

         (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         2. NeXstar hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of NeXstar's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. NeXstar hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

         4. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of NeXstar pursuant to the foregoing provisions, or otherwise, NeXstar has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by NeXstar of expenses incurred or paid by a director, officer or controlling person of NeXstar in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, NeXstar will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES


           Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Boulder, Colorado on the 10th day of July 1996.

                                                   NEXSTAR PHARMACEUTICALS, INC.


                                                   By:  /s/ Patrick J. Mahaffy
                                                        ----------------------
                                                        Patrick J. Mahaffy
                                                        President and
                                                        Chief Executive Officer

                              POWER OF ATTORNEY

                 KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Patrick J. Mahaffy, Michael E. Hart and Adam Cochran and each of them singly, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary fully to all intents and purposes as he might or could do in person thereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

                 Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



Signature                               Title                             Date
- ---------                               -----                             ----
/s/ Lawrence M. Gold                    Chairman of the Board             July 10, 1996
- --------------------------------------  and Chief Scientific Offer
Lawrence M. Gold


/s/ Patrick J. Mahaffy                  Director, President and           July 10, 1996
- --------------------------------------  Chief Executive Officer
Patrick J. Mahaffy                      (Principal Executive Officer)


/s/ Michael E. Hart                     Vice President and                July 10, 1996
- --------------------------------------  Chief Financial Officer
Michael E. Hart                         (Principal Financial Officer
                                        and Principal Accounting
                                        Officer)


/s/ John D. Baldeschwieler              Director                          July 10, 1996
- --------------------------------------
John D. Baldeschwieler


/s/ James A. Eskridge                   Director                          July 10, 1996
- --------------------------------------
James A. Eskridge


/s/ David I. Hirsh                      Director                          July 10, 1996
- --------------------------------------
David I. Hirsh


/s/ Rodman W. Moorhead, III             Director                          July 10, 1996
- --------------------------------------
Rodman W. Moorhead, III


/s/ Carl F. Pollard                     Director                          July 10, 1996
- --------------------------------------
Carl F. Pollard


                              INDEX TO EXHIBITS



                                                                                            Sequentially
                                                                                              Numbered
Exhibit No.                                      Exhibit                                        Page
- -----------                                      -------                                    ------------

4.1 Second Amended and Restated Certificate of Incorporation of the Registrant (Previously filed as an exhibit to the Registrant's Registration Statement on Form S-3 (File No.
              333-04653), declared effective by the Commission on June 19, 1996, and incorporated herein by reference.)

4.2           Form of Common Stock Certificate of the Registrant
              (Previously filed as an exhibit to the Registrant's Annual
              Report on Form 10-K for the fiscal year ended December 31, 1994, and incorporated herein by reference.)

5.1 Opinion of Willkie Farr & Gallagher, counsel to NeXstar, as to the legality of the shares being registered.

23.1          Consent of Ernst & Young LLP.

23.2          Consent of Willkie Farr & Gallagher (contained in exhibit
              5.1).

24.1          Power of Attorney (reference is made to the signature page).

99.1 Registrant's 1995 Director Option Plan (Previously filed as an exhibit to the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1995, and incorporated herein by reference.)
